Exhibit 10.17

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “IP Security Agreement”) is dated as of the 8th day of October 2021, and executed by WOLO INDUSTRIAL HORN & SIGNAL, INC., a New York corporation and WOLO MFG. CORP., a New York corporation (each a “Grantor” and collectively the “Grantors”), in favor of Leonite Capital LLC as agent for the Secured Parties under the Security Agreement referenced below (in such capacity, the “Agent”).

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement (as defined below).

WHEREAS, 1847 Holdings LLC, a Delaware limited liability company (“Issuer”), the Grantors and the other guarantors party thereto (the “Guarantors”), the purchasers party thereto (the “Purchasers”), and the Agent, as agent for the Purchasers, have entered into a Note Purchase Agreement, dated as of October 8, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and

WHEREAS, each of the Grantors, the Issuer, and the other Guarantors are party to a Security Agreement dated as of October 8, 2021, in favor of the Agent, for the benefit of the Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Grantors are required to execute and deliver this IP Security Agreement.

Subject to the terms of the Security Agreement, Grantors have granted, and hereby grant to Agent, for the benefit of the Secured Parties, a continuing security interest in, lien on and right of set-off against, all of Grantors’ rights, titles and interests in and to (a) the United States patents and patent applications described on Schedule 1 attached hereto and made a part hereof, (b) the United States trademarks and trademark applications described on Schedule 2 attached hereto and made a part hereof, and (c) the United States copyrights and copyright applications described on Schedule 3 attached hereto and made a part hereof, in each case, to secure the payment and performance of the Obligations (used herein as such term is defined in the Security Agreement). Grantors hereby authorize the Commissioner for Patents, the Commissioner for Trademarks and Register of Copyrights and any other governmental officials to record and register this IP Security Agreement upon request by Agent.

This IP Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

The provisions of this IP Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall control.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, this Intellectual Property Security Agreement has been executed by the undersigned as of the day and year first above written.

WOLO INDUSTRIAL HORN & SIGNAL, INC.

By:	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Executive Chairman

WOLO MFG. CORP.

By:	/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Executive Chairman

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]